Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TILT Holdings Inc. (the “Company”) on Form 10-Q for the period ended  June 30, 2022, as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), each of Gary F. Santo, Jr., Chief Executive Officer of the Company, and Brad Hoch, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2022	/s/ Gary F. Santo, Jr.
Gary F. Santo, Jr.
Chief Executive Officer (Principal Executive Officer)

Date: August 15, 2022	/s/ Brad Hoch
Brad Hoch
Chief Financial Officer (Principal Financial Officer)